Exhibit 99.2

European Lithium and Sizzle Acquisition Corp.

Business Combination Conference Call Script

October 31, 2022

Operator

Welcome to today’s conference call announcing the business combination of European Lithium and Sizzle Acquisition Corp. Joining us on the call are Steve Salis, Chairman and Chief Executive Officer of Sizzle Acquisition Corp., Carolyn Trabuco, Director of Sizzle Acquisition Corp. and Tony Sage, Founder and Executive Chairman of Critical Metals Corp.

We would first like to remind everyone that this call contains forward-looking statements including, but not limited to, European Lithium and Sizzle Acquisition Corp.’s expectations or predictions of financial and business performance and conditions, competitive and industry outlook and the timing and completion of the transaction. Forward-looking statements are inherently subject to risks, uncertainties and assumptions and they are not guarantees of performance. We encourage you to read the press release issued October 24, 2022, the accompanying presentation, and Sizzle Acquisition Corp.’s public filings with the SEC for a discussion of the risks that can affect the transaction, Sizzle Acquisition Corp.’s and European Lithium’s businesses, and the outlook of the combined company.

European Lithium and Sizzle Acquisition Corp. are under no obligation and expressly disclaim any obligation to update, alter or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

This conference call is for informational purposes only and shall not constitute an offer to buy any securities or a solicitation of any vote in any jurisdiction pursuant to the proposed business combination or otherwise, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

And now, I would now like to introduce Steve Salis.

Steve Salis, Chairman & CEO, Sizzle Acquisition Corp.

Good morning and welcome everyone, I’m Steve Salis the Chairman and CEO of Sizzle Acquisition Corp. I am joined today by Carolyn Trabuco, Director of Sizzle Acquisition Corp., as well as Tony Sage, Founder and Executive Chairman of Critical Metals Corp.

We are excited to announce the business combination of European Lithium Ltd and Sizzle Acquisition Corp. which will form and operate Europe’s first fully licensed Lithium Mine. The new public company will be named Critical Metals Corp and will be listed on the Nasdaq.

First, I’ll provide a brief background on Sizzle, then turn it to Carolyn to discuss the transaction, and we will wrap with Tony who will provide an overview of the asset and growth opportunities for Critical Metals.

European Lithium and Sizzle Acquisition Corp.

Business Combination Conference Call Script

October 31, 2022

We launched our SPAC, Sizzle Acquisition Corp. in November 2021 to merge with a company where we could leverage our team’s extensive public and private executive-level expertise as proven builders, operators and investors. Jamie Karson and Carolyn Trabuco are two of my partners, and our board is comprised of senior executives from the metals and mining, private equity and venture capital worlds.

Our thesis was to find a target that participated in an industry with a large market opportunity, held a strong potential competitive position, was led by an experienced management team, and would benefit from having access to the deep and liquid United States capital markets. Critical Metals Corp. aligns well with our thesis and we are thrilled to share this exciting story with you today.

We are excited to partner with Critical Metals Executive Chairman Tony Sage and the Company’s excellent management team. During Tony’s thirty-five years in the mining, resources and energy sectors, he has created significant shareholder value with multiple exits. We think Critical Metals Corp. presents another fantastic opportunity for Tony and his team.

Critical Metals Corp. is building Europe’s first fully licensed lithium mine in Wolfsberg, Austria. Once operational, Wolfsberg will be one of only three mines supplying Europe. Based on results from the PFS, or pre-feasibility study, Zone 1 of the Wolfsberg mine is expected to produce approximately 70,000 metric tons of lithium concentrate annually starting in 2025. Completion of the definitive feasibility study, is expected in early 2023. Importantly, a key strategic offtake MOU was recently announced with global automotive powerhouse, BMW AG, and is expected to create one of the largest ever direct OEM pre-pays in the lithium mining industry.

I would now like to turn it over to Carolyn to discuss the acquisition.

Carolyn Trabuco, Director, Sizzle Acquisition Corp.

Thanks Steve. As a former long-time metals and mining analyst and portfolio manager at firms like Pequot Capital and Phibro, I am very excited to discuss this opportunity with you today.

I'll add a few words about the transaction parameters: the implied equity value of the combined company is approximately $972 million on a proforma basis. This is an enterprise value of approximately $838 million, and assumes no redemptions by Sizzle stockholders from the cash in trust. The transaction is expected to result in up to $159 million in cash to the combined company, before expenses, and assuming no redemptions by Sizzle stockholders. Notably, European Lithium is rolling over 100% of its equity into this transaction, retaining approximately 80% pro-forma equity ownership, showing both its commitment to, and belief in, Critical Metals’ long-term growth potential.

In summary, there is considerable need for additional lithium supply globally, particularly in Europe where energy security has only become more important given the region’s geopolitical tensions. To fill that need, Critical Metals is building Europe’s first fully licensed lithium mine, the definitive feasibility study is expected in early 2023, and the Company has secured a key strategic offtake MOU with a major global OEM.

With that, I would like to turn it over to Tony Sage, Founder and Executive Chairman to tell you more about Critical Metals Corp.

Tony Sage, Founder & Executive Chairman, Critical Metals Corp

Thank you Carolyn, and thanks to everyone for joining us today. My name is Tony Sage and I am the Executive Chairman of Critical Metals Corp.

European Lithium and Sizzle Acquisition Corp.

Business Combination Conference Call Script

October 31, 2022

I am pleased to be here today to discuss with you the Wolfsberg Lithium Project which is located in Wolfsberg, Austria, about 270 kilometers south of Vienna. The mine is situated in the center of the EU’s rapidly expanding lithium and battery EV industry, and we expect the mine to become the region’s first major source of battery-grade lithium, filling a critical gap in the European EV battery supply chain.

The Project is expected to be uniquely positioned to capitalize on three competitive differentiators:

-	Firstly, the Project holds an exclusive license to repurpose an established mine, which was developed by the Austrian government in the 1980s. They found it contained a substantial amount of lithium, and hence today it minimizes the overall environmental impact of the entire discovery process.

-	Secondly, European Lithium has entered into a MOU for a key customer arrangement with BMW AG, which upon execution of the definitive agreements would create one of the largest direct pre-pays from an OEM in Europe in the lithium mining industry of US$15 million.

-	And thirdly, the Project is aiming to supply lithium concentrate at commercial scale and will be economically viable, as per its completed pre-feasibility study with the results of DRA Global’s final definitive feasibility study expected in quarter one of 2023.

We are aiming to be the first and largest local supplier of critical lithium for the EU’s green energy revolution. Backed by considerable legislative support worldwide for cleaner transportation, automakers and battery manufacturers continue to ramp up production of electric vehicles to meet the overwhelming consumer demand, creating a critical need for additional sources of battery-grade lithium – an essential material for EV batteries.

The need for additional battery-grade lithium in Europe will only continue to accelerate as the demand for EVs continues to outstrip supply. The Project is poised to become the first major source of battery-grade lithium in Europe, in the world’s leading EV market. Based on our pre-feasibility study completed in 2018, the mine is expected to supply approximately 70,000 metric tons of lithium concentrate annually starting in 2025, which is enough material to power the production of approximately 200,000 EVs per year.

In early August, we were thrilled to report a significant milestone for the company when we disclosed a key strategic customer offtake MOU with global automotive powerhouse, BMW AG, which is expected to create one of the largest direct pre-pays from an OEM in Europe in the lithium mining industry.

Under the strategic off-take arrangement, Critical Metals will grant BMW the first right to purchase 100% of the Project’s Zone 1 lithium product, and BMW will make a US$15 million prepayment to be utilized for the development of the project. We expect to finalize the binding long-term agreement in quarter four 2022.

European Lithium and Sizzle Acquisition Corp.

Business Combination Conference Call Script

October 31, 2022

BMW is one of the most prestigious automotive brands in Europe and this strategic relationship provides meaningful validation and the economic viability of the mine. Further, BMW’s desire to enter into a direct supply agreement with a mining operation, is a first for the company, and is reflective of the concerns that exist across the EV industry regarding the future availability of lithium supplies.

Critical Metals aims to be the first lithium concentrate producer in Europe with spodumene production expected to commence in 2025.

The exploration mine was tunneled and built by the Austrian government in the early 1980s and has excellent proximity to airport, railway, and highway access. Notably, a significant amount of heavy industry was built in Austria around the time of World War II, so there is excellent local infrastructure and sources of energy in place. Our ability to leverage these dynamics will reduce our capital requirements to complete the project as well as support our speed to market.

As previously mentioned, we completed our pre-feasibility study in 2018, verifying our ability to supply lithium concentrate at a commercial scale in an economically viable manner. The results of DRA Global’s final definitive feasibility study is expected in quarter one 2023.

The mine is expected to be well positioned to supply approximately 70,000 metric tons of lithium concentrate per year starting in 2025 from Zone 1. In December 2021, we announced an 11% increase in our total measured, indicated and inferred resources to 12.9 million tons at 1.00% lithium. Further, positive drilling results confirm Zone 2, an exploration target, could mirror Zone 1, doubling the Project’s resource.

We’d also note that while a significant number of lithium mines in Europe have, or are reaching their expiration stage, our project benefits from an advanced mine life. We expect the mine to supply battery-grade lithium for more than 20 years, thereby establishing our company as a critical fully integrated lithium supplier for the whole of the European EV industry.

The project benefits from substantial prior exploration and development work performed by previous owners including 17,000 meters of drilling and 1.4 kilometers meters of underground decline, drives and crosscuts. More recent exploration activities drilling in Zone 1 supported the upgrade of JORC ”Inferred” resource to ”Measured” and an 11% increase relative to initial estimates. Zone 2 exploration establishing prospectivity and show pegmatite intersections of up to 7 meters with grades up to 2.49% lithium.

We continue to evaluate the geological model with proposed exploration to continue.

In 2017, we commissioned Dorfner Anzaplan, a leading independent metallurgic consultant in Germany, to construct a pilot plant to demonstrate the mine’s expected ability to supply lithium concentrate at a commercial scale through the processing of Wolfsberg spodumene.

European Lithium and Sizzle Acquisition Corp.

Business Combination Conference Call Script

October 31, 2022

The results from the pilot plant demonstrated that the Project can supply lithium at 99.6% lithium carbonate grade which we believe went a long-way toward validating our technology and helping us to secure our MOU with BMW.

Notably, due to the self-financed pilot plant and pre-built mine infrastructure, our company and our engineering partners have been able to mine, study and distribute more sample material than is common for any exploration stage lithium company.

To wrap up, we are very excited about our near-term prospects.

We continue to make favorable progress through the final DFS which is expected in quarter one 2023, and we hope to start construction in that year. We prepared a mining plan for the Mining Authority to authorize the mine construction in quarter three 2023, and begin construction of the mine and concentrator in quarter three 2023 subject to receipt of authorization. Finally, we will look to formalize project partners for a future carbonate/hydroxide conversion plant.

In summary, Critical Metals is a leader in lithium mining with an unparalleled opportunity to be Europe’s first fully licensed lithium spodumene mine to meet the region’s robust demand for lithium-ion batteries in Europe’s Green Revolution which continues to gain robust momentum.

The economic viability of our mine was validated by our PFS completed in 2018 which indicated lithium hydroxide production with an interim NPV6 of US$635 million and a mine life of greater than 20 years. Our established and licensed mine we expect will renew under Austrian Mining Law, and is a major advantage minimizing the economic costs versus getting licenses today.

Our MoU with BMW Group serves as validation of our value proposition and will consume all our Zone 1 production. We are optimistic that further exploration of Zone 2 will validate our view that this could mirror Zone 1 and double the resource.

Finally, the leadership team we have built has deep expertise in the mining space and human capital in place to execute on our mission. Our announcement with Sizzle Acquisition Corp. represents a major step to capitalizing on this opportunity.

The funds raised though this transaction will provide resources we anticipate are needed to advance construction and commissioning of the Project. With the capital raised, in addition to the increased access to the public capital markets by listing on Nasdaq by means of the business combination, we believe we will be able to achieve our commercial goals by 2025.

We couldn't be more excited for the road ahead. Thank you again for joining us today. We look forward to updating you on our progress on an ongoing basis.

European Lithium and Sizzle Acquisition Corp.

Business Combination Conference Call Script

October 31, 2022

About Critical Metals Corp.

At the closing of the proposed business combination announced on October 24, 2022 between European Lithium AT (Investments) Limited, a wholly owned subsidiary of European Lithium Ltd (ASX: EUR) and Sizzle Acquisition Corp. (Nasdaq: SZZL), Critical Metals is expected to be a leading lithium mining company. Critical Metals is expected to own the Wolfsberg Lithium Project, as well as a 20% interest in additional Austrian projects currently held by European Lithium Ltd. For more information, please visit https://criticalmetalscorp.com/.

About European Lithium Ltd

European Lithium is a mineral exploration and development company which owns the Wolfsberg Lithium Project located in Carinthia, 270 km south of Vienna, Austria, via its wholly owned Austrian subsidiary, ECM Lithium AT GmbH . European Lithium’s primary listing is on the Australian Securities Exchange (ASX: EUR) and it is also listed in Frankfurt (FRA: PF8) and USA (OTC-QB: EULIF). The Wolfsberg Lithium Project is strategically located in Central Europe with access to established road and rail infrastructure to distribute lithium products to the major lithium consuming countries of Europe. For more information, please visit https://europeanlithium.com/.

About Sizzle Acquisition Corp.

Sizzle is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. Sizzle is led by Chairman and CEO Steve Salis and Vice Chairman Jamie Karson. In addition, Sizzle’s management team is comprised of: Nestor Nova and Daniel Lee; board directors, comprised of: Steve Salis, Jamie Karson, Carolyn Trabuco, Karen Kelley, David Perlin and Warren Thompson; and board advisors, comprised of: Rick Camac and Geovannie Concepcion. For more information, please visit https://sizzlespac.com/home/default.aspx.

Additional Information and Where to Find It

This presentation is provided for informational purposes only and contains information with respect to a proposed business combination (the “Proposed Business Combination”) among Sizzle, European Lithium, European Lithium AT (Investments) Limited (the “Company”), a company formed in the British Virgin Islands which is wholly owned by European Lithium, and certain other parties formed in connection with the transactions contemplated by the merger agreement (the “Merger Agreement”), including Critical Metals and Project Wolf Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Critical Metals. Subject to its terms and conditions, the Merger Agreement provides that Sizzle and the Company will become wholly owned subsidiaries of Critical Metals.

European Lithium and Sizzle Acquisition Corp.

Business Combination Conference Call Script

October 31, 2022

In connection with the Proposed Business Combination, Critical Metals intends to file a registration statement on Form F-4 with the Securities and Exchange Commission (“SEC”), which will include a proxy statement to be sent to Sizzle shareholders and a prospectus for the registration of Critical Metals securities in connection with the Proposed Business Combination (as amended from time to time, the “Registration Statement”). If and when the Registration Statement is declared effective by the SEC, the definitive proxy statement/prospectus and other relevant documents will be mailed to the shareholders of Sizzle as of the record date to be established for voting on the Proposed Business Combination and will contain important information about the Proposed Business Combination and related matters. Shareholders of Sizzle and other interested persons are advised to read these materials (including any amendments or supplements thereto) and any other relevant documents, because they will contain important information about Sizzle, Critical Metals, European Lithium and the Company and the Proposed Business Combination. Shareholders and other interested persons will also be able to obtain copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus, and other relevant materials in connection with the Proposed Business Combination, without charge, once available, at the SEC’s website at www.sec.gov or by directing a request to: Sizzle Acquisition Corp., 4201 Georgia Avenue, NW, Washington, D.C. 20011, Attn: Steve Salis, Chief Executive Officer. The information contained on, or that may be accessed through, the websites referenced in this presentation in each case is not incorporated by reference into, and is not a part of, this presentation.

Participants in the Solicitation

This presentation is not a solicitation of a proxy from any investor or securityholder. Sizzle, European Lithium, Critical Metals and the Company and their respective directors and executive officers may be deemed participants in the solicitation of proxies from Sizzle’s shareholders in connection with the Proposed Business Combination. Sizzle’s shareholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of Sizzle in Sizzle’s Form 10-K, as amended, filed with the SEC on June 13, 2022. To the extent that holdings of Sizzle’s securities have changed since the amounts included in Sizzle’s Form 10-K, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Sizzle’s shareholders in connection with the Proposed Business Combination will be set forth in the proxy statement/prospectus for the Proposed Business Combination, accompanying the Registration Statement that Sizzle intends to file with the SEC. Additional information regarding the interests of participants in the solicitation of proxies in connection with the Proposed Business Combination will likewise be included in that Registration Statement. You may obtain free copies of these documents as described above.

No Offer or Solicitation

This presentation is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Proposed Business Combination and shall not constitute an offer to sell or a solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, or an exemption therefrom.

European Lithium and Sizzle Acquisition Corp.

Business Combination Conference Call Script

October 31, 2022

Cautionary Note Regarding Forward-Looking Statements

This presentation contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Sizzle’s, Critical Metals’, European Lithium’s and/or the Company’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. No representations or warranties, express or implied are given in, or in respect of, this presentation. When we use words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

These forward-looking statements and factors that may cause actual results to differ materially from current expectations include, but are not limited to: the ability of the parties to complete the transactions contemplated by the Proposed Business Combination in a timely manner or at all; the risk that the Proposed Business Combination or other business combination may not be completed by Sizzle’s business combination deadline and the potential failure to obtain an extension of the business combination deadline; the outcome of any legal proceedings or government or regulatory action on inquiry that may be instituted against Sizzle, European Lithium, Critical Metals or the Company or others following the announcement of the Proposed Business Combination and any definitive agreements with respect thereto; the inability to satisfy the conditions to the consummation of the Proposed Business Combination, including the approval of the Proposed Business Combination by the shareholders of Sizzle; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement relating to the Proposed Business Combination; the ability to meet stock exchange listing standards following the consummation of the Proposed Business Combination; the effect of the announcement or pendency of the Proposed Business Combination on European Lithium’s, Sizzle’s and the Company’s business relationships, operating results, current plans and operations of European Lithium and the Company; the ability to recognize the anticipated benefits of the Proposed Business Combination, which may be affected by, among other things, competition, the ability of Critical Metals to grow and manage growth profitably; the possibility that Critical Metals, European Lithium, Sizzle and the Company may be adversely affected by other economic, business, and/or competitive factors; Critical Metals’, European Lithium’s and the Company’s estimates of expenses and profitability; expectations with respect to future operating and financial performance and growth, including the timing of the completion of the Proposed Business Combination; European Lithium’s, Sizzle’s and Critical Metals’ ability to execute on their business plans and strategy; those factors discussed in Sizzle’s Annual Report on Form 10-K for the year ended December 31, 2021 under the heading “Risk Factors,” and other documents Sizzle has filed, or that Sizzle or Critical Metals will file, with the SEC; and other risks and uncertainties described from time to time in filings with the SEC. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Registration Statement referenced above and other documents filed by Sizzle and Critical Metals from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. There may be additional risks that neither Sizzle, Critical Metals, European Lithium and/or the Company presently know, or that Sizzle, Critical Metals, European Lithium and/or the Company currently believe are immaterial, that could cause actual results to differ from those contained in the forward-looking statements. For these reasons, among others, investors and other interested persons are cautioned not to place undue reliance upon any forward-looking statements in this presentation. Neither Sizzle, European Lithium, Critical Metals nor the Company undertakes any obligation to publicly revise these forward–looking statements to reflect events or circumstances that arise after the date of filing of this presentation, except as required by applicable law.

Critical Metals Contacts:

Investors: IR@CriticalMetalsCorp.com

Media: PR@CriticalMetalsCorp.com